                                                                       EXHIBIT J


                         Consent of Independent Auditors


The Board of Trustees and Shareholders of the Elfun Mutual Funds:

We consent to the use of our report dated February 4, 2000 for the Elfun International Equity Fund (formerly Elfun Global Fund), Elfun Trusts, Elfun Diversified Fund, Elfun Tax-Exempt Income Fund, Elfun Income Fund and Elfun Money Market Fund, incorporated herein by reference under the headings, "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.



                                                       /s/ KPMG LLP



New York, New York
April 24, 2000